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                                                                    EXHIBIT 23.3

                    CONSENT OF THE COIN LAUNDRY ASSOCIATION


     The Coin Laundry Association hereby consents to all references made to it and to all facts and figures in the 1997 survey conducted on behalf of and published by the Coin Laundry Association in Amendment No. 4 to the Registration Statement on Form S-1 of SpinCycle, Inc. (Registration No. 333-57989), as filed with the Securities and Exchange Commission on November 13, 1998.


                                          Coin Laundry Association

                                          By /s/ GEORGE PISTONA

                                            ------------------------------------
                                          Name George Pistona
                                          Title   Deputy Executive Director

Coin Laundry Association
Downers Grove, Illinois

November 12, 1998


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